Exhibit 99.1

December 23, 2020

Re: ICON ECI Fund Fifteen Liquidating Trust (the “Trust”)

Dear Registered Representative:

As disclosed in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2019, the Trust’s only remaining investment assets were (i) a secured term loan to four affiliates of Técnicas Maritimas Avanzadas, S.A. de C.V. (collectively, “TMA”) and the related equity interest in two affiliates of TMA; and (ii) a sales-type lease between a joint venture owned 8% by the Trust and FWN Momentum B.V. (“FWN”) related to a motor cargo vessel. During the fourth quarter of 2020, (a) TMA repaid all outstanding amounts under the loan to the Trust; and (b) the equity interest in two affiliates of TMA was purchased from the Trust by the other shareholders of such TMA affiliates. In addition, FWN exercised its option to purchase the vessel pursuant to the terms of the lease. As a result, the sales-type lease with FWN was terminated.

On December 29, 2020, the Trust will distribute its remaining cash on hand to its beneficial owners. This distribution completes the final distribution of the remaining assets of the Trust, subject to the creation of a small reserve for the payment of expenses or obligations that may arise. Accordingly, following the distribution, the Trust will be terminated and its reporting obligations with the U.S. Securities and Exchange Commission (Forms 10-K, 10-Q and 8-K) will cease. Once it has been determined that all expenses and obligations of the Trust have been satisfied, any remaining reserves will be distributed to the beneficial owners of the Trust.

In February 2021, your clients will receive a final Schedule K-1 that will include information for the Trust’s activities during 2020, which should be reported on their tax return.

Your clients will also receive similar notification from us advising them of the information set forth above. Should you have any questions, please contact our National Sales Desk at 800-435-5697 or the Investor Relations Department at 1-800-343-3736.

Sincerely,

ICON Capital, LLC

Managing Trustee

ICON Capital, 100 Grossman Drive, Suite 301 Braintree, MA 02184 (800) 343-3736

December 23, 2020

Re: ICON ECI Fund Fifteen Liquidating Trust (the “Trust”)

Dear Investor:

As disclosed in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2019, the Trust’s only remaining investment assets were (i) a secured term loan to four affiliates of Técnicas Maritimas Avanzadas, S.A. de C.V. (collectively, “TMA”) and the related equity interest in two affiliates of TMA; and (ii) a sales-type lease between a joint venture owned 8% by the Trust and FWN Momentum B.V. (“FWN”) related to a motor cargo vessel. During the fourth quarter of 2020, (a) TMA repaid all outstanding amounts under the loan to the Trust; and (b) the equity interest in two affiliates of TMA was purchased from the Trust by the other shareholders of such TMA affiliates. In addition, FWN exercised its option to purchase the vessel pursuant to the terms of the lease. As a result, the sales-type lease with FWN was terminated.

On December 29, 2020, the Trust will distribute its remaining cash on hand to its beneficial owners. This distribution completes the final distribution of the remaining assets of the Trust, subject to the creation of a small reserve for the payment of expenses or obligations that may arise.  Accordingly, following the distribution, the Trust will be terminated and its reporting obligations with the U.S. Securities and Exchange Commission (Forms 10-K, 10-Q and 8-K) will cease. Once it has been determined that all expenses and obligations of the Trust have been satisfied, any remaining reserves will be distributed to the beneficial owners of the Trust.

In February 2021, you will receive a final Schedule K-1 that will include information for the Trust’s activities during 2020, which should be reported on your tax return.

Should you have any questions, please call our Investor Relations Department at 1-800-343-3736.

Sincerely,

ICON Capital, LLC

Managing Trustee

ICON Capital, 100 Grossman Drive, Suite 301 Braintree, MA 02184 (800) 343-3736